Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Concentrix Corporation of our report dated June 16, 2023 relating to the consolidated financial statements of Marnix Lux SA as of December 31, 2022 and 2021 and for the years then ended, which appears in Concentrix Corporation's Current Report on Form 8-K dated July 17, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

 /s/ PricewaterhouseCoopers Audit

Neuilly-sur-Seine, France

July 17, 2023